UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 1, 2016

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On November 1, 2016, AAR CORP. (the “Company”) entered into an Amendment No. 7 (the “Amendment”) to its credit agreement dated April 12, 2011, as amended, with various financial institutions, as lenders and Bank of America, N.A., as administrative agent for the lenders (the “Credit Agreement”).

The Amendment modified certain covenants and other provisions in the Credit Agreement, removed Citizens Bank, National Association as one of the Lenders and added SunTrust Bank as one of the Lenders.

The Amendment also extended the maturity of the Credit Agreement to November 1, 2021.  Except as specifically amended and modified by the Amendment, the terms and conditions of the Credit Agreement remain in effect.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment and the Credit Agreement.  A copy of the Amendment is filed as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is hereby incorporated into this Item 2.03 by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                         Exhibits

Exhibit No.	Description

10.1	Amendment No.7 dated November 1, 2016 to Credit Agreement among AAR CORP., Bank of America, N.A., as administrative agent, and the various financial institutions party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2016

AAR CORP.

	By:	/s/ Robert J. Regan
Robert J. Regan
Vice President & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 7 dated November1, 2016 to Credit Agreement among AAR CORP., Bank of America, N.A., as administrative agent, and the various financial institutions party thereto.